UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2006

DESERT HEALTH PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Arizona	000-27931	86-0699108
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34155 N. Scottsdale Road, Suite 200, Scottsdale, Arizona 85262
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (480) 951-1941

8221 East Evans Road, Scottsdale Arizona 85260
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant’s industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.03 Bankruptcy or Receivership.

In a Current Report on Form 8-K dated February 22, 2006, Desert Health Products, Inc. (the “Company”), previously disclosed that the US Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”) entered an order placing the Company into a plan for Chapter 11 Reorganization (Case No. B-05-28174-Phx-CGC). The Bankruptcy Court assumed jurisdiction and entered the Chapter 11 order on February 9, 2006, but no decision was made at that time whether there would be a debtor-in-possession or a Trustee appointed. On April 20, 2006 the Bankruptcy Court entered an order approving the appointment of Joe Keilp as Bankruptcy Examiner.

Item 8.01 Other Events.

As a result of the Bankruptcy Court’s Chapter 11 order on February 9, 2006, the Company has been unable to complete and file its most recent quarterly reports on Form 10-QSB and Annual Reports on Form 10-KSB. The Company is electing to file the monthly reports delivered to the Bankruptcy Examiner, including monthly financial statements. These financial statements are not audited and have not been reviewed or compiled by independent auditors, and therefore may not be prepared in accordance with generally accepted accounting principles. However, the management of the Company believes that the financial statements accurately reflect the financial condition of the Company.

On May 11, 2006, the Company filed monthly financial reports to the Bankruptcy Examiner for the month of February 2006. A copy of the monthly financial reports to the Bankruptcy Examiner for the month of February 2006 is attached hereto as Exhibit 99.1.

A summary of the material events in the bankruptcy proceedings for the month of February 2006 is as follows:

1. At a hearing on February 9, 2006, the Bankruptcy Court entered an Order for Relief Under Chapter 11. The bankruptcy proceeding had earlier been filed as an Involuntary Petition Under Chapter 7; the Company had objected to a Chapter 7 proceeding, but did consent to a Chapter 11 proceeding. The petitioning creditors in the Involuntary Chapter 7 Filing requested the appointment of a Trustee; one creditor joined in the request. At the hearing on February 9, 2006, the Court did not appoint a Trustee.

2. After the hearing of February 9, 2006, the petitioning creditors, along with four other creditors, moved to appoint a Trustee; the Company objected to the same. The Bankruptcy Court approved a Stipulated Order on March 21, 2006, wherein the Motion for the Appointment of a Trustee was withdrawn with an Examiner to be appointed. The same Order provided for the resignation of Johnny Shannon and Georgia Aadland as officers and directors, and appointed Georgia Aadland and William Walker as new directors. (The Company previously disclosed the resignation and appointment of such officers and directors in a Current Report on Form 8-K dated March 27, 2006.)

3. On February 24, 2006, the landlord of the Company for the business premises at 8221 East Evans Road, Scottsdale, Arizona, moved for stay relief to have the Company leave such business premises. The matter was resolved by providing that the Company could utilize such business premises until April 30, 2006.

Item 9.01 Financial Statements and Exhibits

(d)   Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description

99.1	Monthly Financial Report to Bankruptcy Examiner for the period February 9, 2006 to February 28 2006.

[SIGNATURES PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DESERT HEALTH PRODUCTS, INC. (Registrant)

Date: October 4, 2006	By:	/s/ David Stewart
David Stewart, Chief Executive Officer